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                                                                   EXHIBIT 10.20

                 IPCS, INC. 2004 LONG-TERM STOCK INCENTIVE PLAN

                              STOCK UNIT AGREEMENT

     THIS AGREEMENT, entered into as of the Grant Date (as defined in paragraph
1), by and between the Participant and iPCS, Inc. (the "Company");

                                WITNESSETH THAT:

     WHEREAS, the Company maintains the iPCS 2004 Long-Term Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement and in consideration of Participant's acceptance of the position of Chief Executive Officer of the Company and for Participant's facilitating the Company's emergence from bankruptcy, the Participant has been selected by the Committee to receive this stock unit Award ("Stock Unit Award") under the Plan;

     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

     1. TERMS OF AWARD. The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

            (a)  The "Participant" is Timothy M. Yager.

            (b)  The "Grant Date" is the Effective Date.

            (c) The number of Stock Units subject to this Agreement is seventy five thousand (75,000) ("Units"). The number of shares of Stock subject to this Agreement is seventy five thousand (75,000) ("Covered Shares"). Each Unit represents a right to receive a Covered Share in the future pursuant to the terms of this Agreement and the Plan.

            (d)  The "Delivery Date" is February 1, 2005.

     Other terms used in this Agreement are defined in the Plan or elsewhere in this Agreement.

     2. AWARD. The Participant is hereby granted the number of Units set forth in paragraph 1(c). Subject to the terms of this Agreement and the Plan, the Units granted under this Agreement shall be fully vested as of the Grant Date. The Company shall issue the Participant one (1) share of Stock free and clear of any restrictions for each vested Unit as soon as practicable on or following the Delivery Date; provided, however, the Participant shall maintain the right to elect to extend the Delivery Date with respect to any or all Units, provided such election is made in writing to the Company at least three months prior to the scheduled Delivery Date and prior to the end of the calendar year prior to the year in which the Delivery Date is scheduled to occur.

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     3.     DIVIDEND EQUIVALENTS. The Participant shall be entitled to receive a cash payment equal to any dividends and distributions paid with respect to the Covered Shares ("Dividend Equivalents"); provided, however, that no Dividend Equivalents shall be payable to or for the benefit of the Participant with respect to record dates for such dividends or distributions occurring prior to the Grant Date. Dividend Equivalents shall be paid at the same time as dividends or distributions are paid to the holders of the Company's common stock.

     4. NO VOTING RIGHTS. The Participant shall not be a shareholder of record with respect to the Covered Shares during the period beginning on the Grant Date and ending on the Delivery Date (the "Deferral Period") and shall have no voting rights with respect to the Covered Shares during the Deferral Period.

     5. VESTING AND FORFEITURE OF UNITS. The Participant shall be fully vested in the Units at all times during the Deferral Period and such Units shall not be subject to forfeiture.

     6. WITHHOLDING. The grant and delivery of Units or Covered Shares under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan.

     7. DISCRETIONARY NATURE OF THE PLAN; NO VESTED RIGHTS. The Participant hereby acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The Participant further acknowledges and agrees that this award granted under the Plan is a one-time benefit and does not create any contractual or other right in favor of the Participant to receive additional awards under the Plan in the future. Future awards, if any, shall be at the sole discretion of the Company, including, but not limited to, the timing of any award and the terms and conditions governing such award.

     8. HEIRS AND SUCCESSORS. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been exercised or distributed, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary

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under this Agreement, then any rights that would have been exercisable by the
Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

     9. ADMINISTRATION. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

     10. FRACTIONAL SHARES. In lieu of issuing a fraction of a share resulting from an adjustment of the Stock Unit Award pursuant to paragraph 5.2(f) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

     11. PLAN GOVERNS. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.

     12. AMENDMENT. This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.

     13. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

     14. APPLICABLE LAW. The provisions of this Agreement shall be construed in accordance with the laws of the State of DELAWARE, without regard to the conflict of law provisions of any jurisdiction.

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     IN WITNESS WHEREOF, the Participant has executed this Agreement, and the
Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

                                              Participant

                                              /s/ Timothy M. Yager


                                              iPCS, Inc.

                                              By: /s/ Eric Ensor
                                                  --------------


                                              Its: Director

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